NUMBER _______                                    _______ SHARES


COMMON STOCK PAR VALUE $.01           COMMON STOCK PAR VALUE $.01

                       PEOPLES BANKCORP, INC.


         Incorporated under the laws of the State of New York

        see reverse for certain definitions    CUSIP 710811 10 0


This certifies that





is the owner of

fully paid and non-assessable shares of common stock, $.01 par value per share, of PEOPLES BANKCORP, INC. (the "Corporation").

The shares represented by this certificate are transferable on the stock transfer books of the Corporation by the holder of record thereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate property endorsed in the manner provided by law and the Bylaws. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto, copies of which are on file at the principal executive offices of the Corporation, to all of which provisions of the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Corporation's transfer agent. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

IN WITNESS THEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

/s/ Todd R. Mashaw                      /s/ Robert E. Wilson
____________________________               _____________________
Secretary                                  President and CEO


Countersigned

                            By:  ILLINOIS STOCK TRANSFER
                                    COMPANY (CHICAGO, IL)

                                 _____________________________
                                  Transfer Agent and Registrar

                                _____________________________
                                         Authorized Signature

                      [CORPORATE SEAL]


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                      PEOPLES BANKCORP, INC.

     The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of capital stock the Corporation is authorized to issue and, with respect to preferred stock, the designation, relative rights, preferences and limitations of each series of preferred stock so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series. Such request may be made in writing to the Secretary of the Corporation.

     The Corporation's Certificate of Incorporation includes a provision which prohibits any person from directly or indirectly acquiring the beneficial ownership of more than 10% of any class of equity security of the Corporation, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of the Continuing Directors of the Corporation, as defined in Article Sixteenth of the Certificate of Incorporation. This provision does not apply to the purchase of shares by underwriters in connection with a public offering, the granting of proxies to certain directors of the Corporation by stockholders of the Corporation or the acquisition of shares by an employee benefit plan of the Corporation or a subsidiary. Such provision eliminates the voting rights of securities acquired in violation of the provision. Such provision will expire five years from the date of completion of the conversion of Ogdensburg Federal Savings and Loan Association, Ogdensburg, New York (the "Association") from mutual to stock form. The Certificate of Incorporation also imposes certain restrictions on the voting rights of beneficial owners of more than 10% of any class of equity security of the Corporation after five years from the date of completion of the conversion of the Association from mutual to stock form.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -     as tenants in common
TEN ENT -     as tenants by the entireties
JT TEN  -     as joint tenants with right of survivorship and not
              as tenants in common
UNIF GIFT MIN ACT  -    ..........Custodian.......... under
                          (Cust)              (Minor)
Uniform Gifts to Minors Act    .......................
                                       (State)
UNIF TRAN MIN ACT  -    ..........Custodian...........
                          (Cust)              (Minor)
                        under Uniform Transfers to Minors
                        Act    .......................
                                       (State)
     Additional abbreviations may also be used though not in the above list.

     For value received, _______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE
 ________________________________
/_______________________________/
_________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)
_________________________________________________________________
__________________________________________________________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:  _______________________   _____________________________
                                  Signature
                                  _____________________________
                                  Signature


                NOTICE: THE SIGNATURE(S) TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed


By:  ______________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17A-d-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS LOST, STOLEN OR
MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF
INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT
CERTIFICATE.